Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Skechers U.S.A., Inc.

Manhattan Beach, CA

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-87011, 333-87009, 333-71114, 333-135049 and 333-147095) of Skechers U.S.A., Inc. and subsidiaries of our reports dated February 28, 2014, relating to the consolidated financial statements and schedule, and the effectiveness of internal control over financial reporting of Skechers U.S.A., Inc. and subsidiaries, which appears in this Form 10-K.

/s/ BDO USA, LLP

Los Angeles, CA

February 28, 2014